Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Intelligent Bio Solutions, Inc.

New York, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (No. 333-272463), Form S-8 (No. 333-266571 and 333-272305) and Form S-3 (No. 333-333-264218) of Intelligent Bio Solutions Inc. of our report dated August 23, 2023, which for the year ended June 30, 2023, appears in this annual report on Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ UHY LLP

Melville, NY

August 23, 2023

An Independent Member of Urbach Hacker Young International